PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential Short-Term Corporate Bond Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The number of shares of common stock, par value $0.01 per share (the "Common Stock"), that the Corporation has authority to issue is hereby increased by 27,025,000,000 shares to an aggregate of 30,025,000,000 shares, having an aggregate par value of $300,250,000.

SECOND: The 27,025,000,000 additional shares of Common Stock authorized in Article FIRST are hereby classified and designated as shares of existing classes of Common Stock of PGIM Short-Term Corporate Bond Fund as follows:

Name of Class	Number of Shares
PGIM Short-Term Corporate Bond Fund
Class A Common Stock	3,150,000,000
Class C Common Stock	400,000,000
Class R Common Stock	175,000,000
Class R2 Common Stock	125,000,000
Class R4 Common Stock	125,000,000
Class R6 Common Stock	9,725,000,000
Class Z Common Stock	13,325,000,000

THIRD: The shares classified as set forth above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of Common Stock of the existing applicable series and class as set forth in the charter of the Corporation ("Charter").

FOURTH: Prior to the authorization, classification and designation authorized by these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 3,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $30,000,000, classified and designated as follows:

PGIM Short-Term Corporate Bond Fund
Class A Common Stock	350,000,000
Class B Common Stock	5,000,000
Class C Common Stock	300,000,000
Class R Common Stock	75,000,000
Class R2 Common Stock	75,000,000

Class R4 Common Stock	75,000,000
Class R6 Common Stock	275,000,000
Class T Common Stock	170,000,000
Class Z Common Stock	1,675,000,000

FIFTH: As authorized, classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 30,025,000,000 shares, $0.01 par value per share, having an aggregate par value of $300,250,000, classified and designated as follows:

PGIM Short-Term Corporate Bond Fund
Class A Common Stock	3,500,000,000
Class B Common Stock	5,000,000
Class C Common Stock	700,000,000
Class R Common Stock	250,000,000
Class R2 Common Stock	200,000,000
Class R4 Common Stock	200,000,000
Class R6 Common Stock	10,000,000,000
Class T Common Stock	170,000,000
Class Z Common Stock	15,000,000,000

SIXTH: The Board of Directors increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law (the "MGCL") and classified the additional shares of Common Stock pursuant to Section 2-208 of the MGCL and under the authority contained in the Charter.

SEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

EIGHTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Short-Term Corporate Bond Fund, Inc., has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 14th day of May, 2021.

ATTEST:	PRUDENTIAL SHORT-TERM CORPORATE
BOND FUND, INC.
By: /s/ Patrick McGuinness	By: /s/ Scott E. Benjamin
Name: Patrick McGuinness	Name: Scott E. Benjamin
Title: Assistant Secretary	Title: Executive Vice President